UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 3, 2013

(Date of Report: Date of earliest event reported)

NU-MED PLUS, INC.

(Exact name of registrant as specified in its charter)

Utah	000-54808	45-3672530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

455 East 500 South, Suite 205, Salt Lake City, Utah 84111

 (Address of principal executive office) (Zip Code)

Registrant's telephone number, including area code: (801) 746-3570

__________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the

     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the

     Exchange Act (17 CFR 240.13e-4(c)).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates,” “believes,” “estimates,” “expects,” “plans,” “projects,” “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

Item 1.01 Entry into a Material Definitive Agreement.

See Item 2.03 below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 3, 2013, NU-MED PLUS, INC., a Utah corporation (the “Company”) entered into a loan agreement for fifty thousand dollars ($50,000) from one individual.  Under the terms of the agreement, the Company will borrow the fifty thousand dollars ($50,000) in two installments of twenty-five thousand dollars ($25,000) each on September 5, 2013 and October 5, 2013.  The loan is for a period of six months and will be used for general working capital and to acquire and lease certain equipment needed to advance the Company’s product development efforts.  Under the terms of the loan and related promissory note, the Company will pay interest of eight percent (8%) with the entire principal and interest due and payable six months from the date of the promissory note.  The Company will be dependent on raising additional capital or finding other sources of funds to pay the note in six months as the Company is in the product development stage and currently does not have any revenue.

Item 8.01 Other Events.

On September 4, 2013, the board of directors of the Company approved the issuance of three million (3,000,000) shares of the Company’s common stock to Tom Tait.  Mr. Tait has been providing consulting services to the Company and the board of directors believed his services and role with the Company has expanded to the point where additional compensation was required for Mr. Tait.  The number of shares issued to Mr. Tait aligns his share ownership with that of the original founders of the Company and recognizes the expanding role and value of Mr. Tait to not only the past product development but future development needs of the Company.  The shares were valued at $0.015 per share which was the price paid by third party investors in the Company’s private placement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Table #

Title of Document

Location

10.1

Loan Agreement

This Filing

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

NU-MED PLUS, INC.

By: /s/ Jeffrey L. Robins

Date: September 6, 2013

      Jeffrey L. Robins, CEO